   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996
                                                REGISTRATION NO. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MICROCIDE PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                        94-3186021
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                850 MAUDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1993 AMENDED INCENTIVE STOCK PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            1996 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                 JAMES E. RURKA
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                                  AND DIRECTOR
                                850 MAUDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 428-1550
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                              JASON B. WACHA, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (415) 493-9300

                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                          PROPOSED             PROPOSED
                                                                          MAXIMUM               MAXIMUM
          TITLE OF EACH CLASS                       AMOUNT                OFFERING             AGGREGATE             AMOUNT OF
            OF SECURITIES TO                        TO BE                  PRICE               OFFERING            REGISTRATION
             BE REGISTERED                        REGISTERED             PER SHARE               PRICE                  FEE
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value......................       1,052,386 shares            $4.20            $4,424,781             $1,526
===============================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on September 4, 1996.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

         ITEM 3(a).

                 The Registrant's Final Prospectus dated May 14, 1996, filed with the Commission on May 14, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 3(b).

                 The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

         ITEM 3(c).

                 The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on March 18, 1996, and any further amendment or report filed hereafter for the purpose of updating such description.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.          DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Registrant's Certificate of Incorporation and Article VI, Sections 6.1, 6.2 and 6.3 of the Registrant's Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into indemnification agreements with its officers and directors.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.          EXHIBITS.

         The Exhibits to this registration statement are listed in the Exhibit Index located after the signature pages.


ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Microcide Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 11th day of September, 1996.


                                  MICROCIDE PHARMACEUTICALS, INC.



                                  By: /s/ JAMES E. RURKA
                                      -----------------------------------------
                                      James E. Rurka
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, James
E. Rurka and Matthew Hogan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                                      TITLE                                         DATE
             ---------                                      -----                                         ----
/s/ JAMES E. RURKA                                 President, Chief Executive                       September 11, 1996
- --------------------------------                     Officer and Director
James E. Rurka                                       (Principal Executive Officer)


/s/ MATTHEW J. HOGAN                               Chief Financial Officer                          September 11, 1996
- --------------------------------                     (Principal Financing
Matthew J. Hogan                                     and Accounting Officer)


/s/ KEITH  A. BOSTIAN, Ph.D.                       Chief Operating Officer                          September 11, 1996
- --------------------------------
Keith A. Bostian, Ph.D.

/s/ JOSEPH S. LACOB                                Chairman of the Board                            September 11, 1996
- --------------------------------                     of Directors
Joseph S. Lacob

/s/ HUGH Y. RIENHOFF, Jr., M.D.                    Director                                         September 11, 1996
- --------------------------------
Hugh Y. Rienhoff, Jr., M.D.

/s/ JON S. SAXE                                    Director                                         September 11, 1996
- --------------------------------
Jon S. Saxe

/s/ DAVID SCHNELL, M.D.                            Director                                         September 11, 1996
- --------------------------------
David Schnell, M.D.

/s/ L. JAMES STRAND, M.D.                          Director                                         September 11, 1996
- --------------------------------
L. James Strand, M.D.

/s/ JOHN P. WALKER                                 Director                                         September 11, 1996
- --------------------------------
John P. Walker

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------


                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                         Microcide Pharmaceuticals, Inc.

                               September 11, 1996

                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                             EXHIBIT
    -------                            -------
     4.1*       1993 Amended Incentive Stock Plan, as amended, and forms of agreement thereunder ...........................................

     4.2*       1996 Employee Stock Purchase Plan and form of agreement
                thereunder .....................................................

     4.3*       1996 Director Option Plan and form of agreement thereunder .....

     5.1        Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
                Corporation ....................................................

    23.1        Consent of Ernst & Young LLP, Independent Auditors .............

    23.2        Consent of Counsel (included in Exhibit 5.1) ...................

    25.1        Power of Attorney (see page II-5) ..............................

_______________

* Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-02400) as declared effective by the Securities and Exchange Commission on May 15, 1996.